EX-99.B(g)(2)

Appendix A

CUSTODY AGREEMENT

Wells Fargo Funds Trust

For its custodial services, the Custodian shall receive a fee, with respect to each Fund of 0.02% of the average daily net assets of each such Fund. Exceptions to the custodial fees are noted below for the following Funds:

•	The custodial fee for the Wealthbuilder Portfolios and Life Stage Portfolios is 0.00% so as long as they invest their assets solely in one or more investment companies.

•	The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.00% so long as they remain Gateway Funds.

•	The custodial fee for the International Core Fund, International Equity Fund, International Value Fund and Overseas Fund is 0.10%.

•	The custodial fee for the Asia Pacific Fund, Emerging Markets Focus Fund and Institutional Emerging Markets Fund is 0.25%.

•	The custodial fee for the Specialized Health Sciences Fund and Specialized Technology Fund is 0.07%.

Funds of Wells Fargo Funds Trust Covered by This Agreement

1.	Aggressive Allocation Fund*

2.	Asia Pacific Fund

3.	Asset Allocation Fund

4.	Balanced Fund

5.	California Limited-Term Tax-Free Fund

6.	California Tax-Free Fund

7.	California Tax-Free Money Market Fund

8.	California Tax-Free Money Market Trust

9.	Cash Investment Money Market Fund

10.	Capital Growth Fund

11.	Colorado Tax-Free Fund

12.	Common Stock Fund

13.	Conservative Allocation Fund*

14.	Corporate Bond Fund

15.	C&B Large Cap Value Fund*

16.	C&B Mid Cap Value Fund

17.	Discovery Fund

18.	Diversified Bond Fund*

19.	Diversified Equity Fund*

*	Gateway Fund

20.	Diversified Small Cap Fund*

21.	Dividend Income Fund

22.	Emerging Markets Focus Fund

23.	Endeavor Large Cap Fund

24.	Endeavor Select Fund

25.	Enterprise Fund

26.	Equity Income Fund*

27.	Equity Index Fund

28.	Equity Value Fund*

29.	Government Money Market Fund

30.	Government Securities Fund

31.	Growth Balanced Fund*

32.	Growth Equity Fund*

33.	Growth Fund

34.	Growth and Income Fund

35.	Heritage Money Market Fund

36.	High Income Fund

37.	High Yield Bond Fund

38.	Income Plus Fund

39.	Index Fund*

40.	Inflation-Protected Bond Fund*

41.	Institutional Emerging Markets Fund

42.	Intermediate Government Income Fund

43.	Intermediate Tax-Free Fund

44.	International Core Fund

45.	International Equity Fund

46.	International Value Fund*

47.	Large Cap Appreciation Fund*

48.	Large Cap Growth Fund

49.	Large Company Core Fund

50.	Large Company Growth Fund*

51.	Life Stage – Aggressive Portfolio

52.	Life Stage – Conservative Portfolio

53.	Life Stage – Moderate Portfolio

54.	Liquidity Reserve Money Market Fund

55.	Mid Cap Disciplined Fund

56.	Mid Cap Growth Fund

57.	Minnesota Money Market Fund

58.	Minnesota Tax-Free Fund

59.	Moderate Balanced Fund*

60.	Money Market Fund

61.	Money Market Trust

62.	Municipal Bond Fund

63.	Municipal Money Market Fund

64.	National Limited-Term Tax-Free Fund

65.	National Tax-Free Fund

66.	National Tax-Free Money Market Fund

67.	National Tax-Free Money Market Trust

68.	Nebraska Tax-Free Fund

69.	Opportunity Fund

70.	Outlook Today Fund**

71.	Outlook 2010 Fund**

72.	Outlook 2020 Fund**

73.	Outlook 2030 Fund**

74.	Outlook 2040 Fund**

75.	Overland Express Sweep Fund

76.	Overseas Fund

77.	Prime Investment Money Market Fund

78.	Short Duration Government Bond Fund

79.	Short-Term Bond Fund

80.	Short-Term High Yield Bond Fund

81.	Short-Term Municipal Bond Fund

82.	Small Cap Disciplined Fund

83.	Small Cap Growth Fund

84.	Small Cap Opportunities Fund

85.	Small Cap Value Fund

86.	Small Company Growth Fund*

87.	Small Company Value Fund*

88.	Small/Mid Cap Value Fund

89.	Specialized Financial Services Fund

90.	Specialized Health Sciences Fund

91.	Specialized Technology Fund

92.	Stable Income Fund*

93.	Strategic Income Fund

94.	Total Return Bond Fund*

95.	Treasury Plus Money Market Fund

96.	Ultra-Short Duration Bond Fund

97.	Ultra Short-Term Income Fund

98.	Ultra Short-Term Municipal Income Fund

99.	U.S. Value Fund

100.	Value Fund

101.	WealthBuilder Conservative Allocation Portfolio

102.	WealthBuilder Equity Portfolio

103.	WealthBuilder Growth Allocation Portfolio

104.	WealthBuilder Growth Balanced Portfolio

105.	WealthBuilder Moderate Balanced Portfolio

106.	WealthBuilder Tactical Equity Portfolio

107.	Wisconsin Tax-Free Fund

108.	100% Treasury Money Market Fund

Most recent annual approval by the Board of Trustees: April 4, 2005

Appendix A amended: December 1, 2005

*	Gateway Fund

**	On August 17, 2005, the Board of Trustees approved an increase in the custody fee from 0.02% to 0.03% for the Outlook Funds. The increase will become effective at the time each Outlook Fund begins to invest directly in foreign securities.

The foregoing fee schedule is agreed to as of December 1, 2005 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS TRUST

By:	/s/ C. David Messman
C. David Messman
Secretary

WELLS FARGO BANK, N.A.

By:	/s/ Sean O’Loughlin
Sean O’Loughlin
Assistant Vice President

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